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                                                                    Exhibit 4.53

SECOND AMENDMENT OF THE SUPPLY CONTRACT FOR THE PROCUREMENT AND INSTALLATION OF RING JASUKA BACKBONE NO. K. TEL. 61/HK.920/UTA-00/2006, DATED 16 MARCH 2006

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Parties:               1.   TELKOM; and

                       2.   NEC - Siemens Consortium ("NSC").

Preceding Contracts:   1.   Supply Contract for Ring JASUKA Backbone No.
                            K.TEL.93/HK.910/UTA-00/2005 dated 10 June 2005;

                       2. First Amendment of Main Contract No. K.TEL 10/HK.920/UTA-00/2006, dated 6 February 2006.

Scope of Works:        The Parties in the Design Review Meeting for Ring JASUKA
                       Backbone on 21 - 22 June 2005, 1-5 August 2005 and 29 -
                       31 August 2005, agreed to amend the scope of works as implemented in the main contract which shall include but not limited to:

                       1. Change of specification of marine route survey and marine installation;

                       2. Change of cable length according to land and marine route survey;

                       3.   Change of traffic matrix;

                       4.   Addition of transponder;

                       5.   Change of power supply; and

                       6.   Change of Training.

Time for Completion:   1.   Each Sub-system of RING-I shall be completed within
                            two hundred fifty six (256) days from EDC for Sub-system #1 - #3 or not later than 21 February
                            2006;

                       2. Each Sub-system of RING-II shall be completed within two hundred eighty four (284) days from EDC for Sub-system #1 or not later than 21 March 2006 and within three hundred forty five (345) days from EDC for Sub-systems #2 - #4 or not later than 21 May 2006.

Term of Payment:       The payment shall be made through direct transfer.
                       Transfer fee shall be the responsibility of NSC.
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